                                                                      Exhibit 1

================================================================================


                             SUBSCRIPTION AGREEMENT


                                    BETWEEN

                           DANKA BUSINESS SYSTEMS PLC

                                      AND

                   CYPRESS MERCHANT BANKING PARTNERS II L.P.,


                        CYPRESS MERCHANT BANKING II C.V.

                                      AND

                          55TH STREET PARTNERS II L.P.



                          DATED AS OF NOVEMBER 2, 1999




================================================================================

                               TABLE OF CONTENTS


                                                                                             Page

ARTICLE I                DEFINITIONS............................................................

        SECTION 1.1.  Certain Defined Terms.....................................................
        SECTION 1.2.  Other Defined Terms.......................................................
        SECTION 1.3.  Other Definitional Provisions.............................................

ARTICLE II               SUBSCRIPTION AND SALE..................................................

        SECTION 2.1.  The Closing...............................................................
        SECTION 2.2.  Subscription and Payment..................................................
        SECTION 2.3.  Conversion Price of Participating Shares..................................
        SECTION 2.4.  Closing Deliveries by the Company.........................................
        SECTION 2.5.  Closing Deliveries by the Subscribers.....................................

ARTICLE III              REPRESENTATIONS AND WARRANTIES REGARDING
                         THE COMPANY............................................................

        SECTION 3.1.  Organization..............................................................
        SECTION 3.2.  Authority; Enforceability.................................................
        SECTION 3.3.  Capitalization............................................................
        SECTION 3.4.  Non-Contravention, etc....................................................
        SECTION 3.5.  Consents and Approvals....................................................
        SECTION 3.6. Significant Subsidiaries, etc..............................................
        SECTION 3.7.  Company Reports...........................................................
        SECTION 3.8.  Financial Information.....................................................
        SECTION 3.9.  No Undisclosed Liabilities................................................
        SECTION 3.10.  Absence of Certain Changes or Events.....................................
        SECTION 3.11. Material Contracts........................................................
        SECTION 3.12.  Employee Benefit Plans...................................................
        SECTION 3.13.  Compliance with Law; Other Instruments...................................
        SECTION 3.14.  Litigation...............................................................
        SECTION 3.15.  Real Property............................................................
        SECTION 3.16.  Intellectual Property....................................................
        SECTION 3.17.  Tax Matters..............................................................
        SECTION 3.18.  Environmental Laws.......................................................
        SECTION 3.19.  Insurance................................................................
        SECTION 3.20.  Brokers..................................................................


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

        SECTION 3.21.  Transactions with Affiliates.............................................
        SECTION 3.22.  Labor Matters............................................................
        SECTION 3.23.  Year 2000 Problem........................................................
        SECTION 3.24.  Offering of Participating Shares.........................................
        SECTION 3.25.  Accuracy and Completeness of Information Provided........................
        SECTION 3.26.  No Other Representations or Warranties...................................

ARTICLE IV               REPRESENTATIONS AND WARRANTIES REGARDING
                         THE SUBSCRIBERS........................................................

        SECTION 4.1.  Organization..............................................................
        SECTION 4.2.  Authority.................................................................
        SECTION 4.3.  Non-Contravention.........................................................
        SECTION 4.4.  Consents and Approvals....................................................
        SECTION 4.5.  Subscription for Investment...............................................
        SECTION 4.6.  Financial Capability......................................................
        SECTION 4.7.  Brokers...................................................................
        SECTION 4.8.  No Other Representations or Warranties....................................

ARTICLE V                ADDITIONAL AGREEMENTS..................................................

        SECTION 5.1.  Conduct of Business Prior to the Closing..................................
        SECTION 5.2.  Regulatory and Other Authorizations; Notices and Consents.................
        SECTION 5.3.  Access to Information.....................................................
        SECTION 5.4.  Further Action............................................................
        SECTION 5.5.  Non-Solicitation..........................................................
        SECTION 5.6. Availability of Shares.....................................................
        SECTION 5.7.  Other Businesses..........................................................
        SECTION 5.8.  Credit Agreement, etc.....................................................
        SECTION 5.9.  Use of Proceeds...........................................................
        SECTION 5.10.  Shareholder Approvals, etc...............................................
        SECTION 5.11.  Legend on Certificates for Participating Shares, etc.....................
        SECTION 5.12.  Directors' and Officers' Insurance.......................................
        SECTION 5.13.  Operating Company........................................................

ARTICLE VI               CONDITIONS TO CLOSING..................................................

        SECTION 6.1.  Conditions to Obligations of the Subscribers..............................
        SECTION 6.2.  Conditions to Obligations of the Company..................................


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

ARTICLE VII              SURVIVAL; INDEMNIFICATION..............................................

        SECTION 7.1.  Survival of Representations and Warranties................................
        SECTION 7.2.  Indemnification...........................................................
        SECTION 7.3.  Indemnification Amounts. .................................................
        SECTION 7.4.  Additional Limitations....................................................
        SECTION 7.5.  Indemnification Procedures................................................
        SECTION 7.6.  Non-Exclusive Remedy......................................................
        SECTION 7.7.  Certain Limitations.......................................................

ARTICLE VIII             TERMINATION............................................................

        SECTION 8.1.  Termination...............................................................

ARTICLE IX               GENERAL PROVISIONS.....................................................

        SECTION 9.1. Termination Fee............................................................
        SECTION 9.2.  Notices...................................................................
        SECTION 9.3.  Interpretation............................................................
        SECTION 9.4.  Counterparts..............................................................
        SECTION 9.5.  Entire Agreement; No Third Party Beneficiaries............................
        SECTION 9.6.  Governing Law; Consent to Jurisdiction....................................
        SECTION 9.7.  Severability..............................................................
        SECTION 9.8.  Assignment................................................................
        SECTION 9.9.  Amendment.................................................................
        SECTION 9.10.  Waiver of Jury Trial.....................................................
        SECTION 9.11.   Judgment Currency.......................................................
        SECTION 9.12.  Public Disclosure........................................................

SCHEDULES
EXHIBITS:
        Exhibit A-1    Form of Articles Amendments
        Exhibit A-2    Form of Shareholders Resolutions
        Exhibit B      Form of Registration Rights Agreement
        Exhibit C      Form of Certificate of Officer of the Company
        Exhibit D-1    Form of Legal Opinion of Altheimer & Gray
        Exhibit D-2    Form of Legal Opinion of David Berg, Esq., General Counsel
                       of the Company
        Exhibit E-1    Proposed Amendments to Credit Agreement
        Exhibit E-2    Proposed Amendments to TROL Financing Agreements
        Exhibit E-3    Form of Amendment to GE Capital Lease Financing
                       Agreements
        Exhibit E-4    Modification to Proposed Amendments to Credit Agreement

        Exhibit F      Form of Certificate of General Partner of Subscribers

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of November 2, 1999, between DANKA BUSINESS SYSTEMS PLC, a limited liability company organized and existing under the laws of England and Wales (the "Company"), and CYPRESS MERCHANT BANKING PARTNERS II L.P., a Delaware limited partnership, CYPRESS MERCHANT BANKING II C.V., a limited partnership organized and existing under the laws of The Netherlands and 55TH STREET PARTNERS II L.P., a Delaware limited partnership (collectively, the "Subscribers").

                             W I T N E S S E T H :

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to issue 6.50% Senior Convertible Participating Shares (the "Participating Shares"), which are convertible into Ordinary Shares, nominal value 1.25 pence per share ("Ordinary Shares"), of the Company and which may, in certain circumstances, be delivered to such holders in the form of American Depositary Shares representing such Ordinary Shares ("ADSs"), and the Subscribers have agreed to subscribe for the Participating Shares;

                  WHEREAS, as a condition and inducement to the Subscribers' willingness to enter into this Agreement, prior to or at Closing, the Company's shareholders must approve resolutions (the "Shareholders Resolutions") approving amendments to the Articles of Association of the Company and certain other matters necessary for the consummation of the transactions herein provided substantially in the form of Exhibit A-1 hereto (the "Articles Amendments"), to be effective as of the Closing (the Shareholders Resolutions to be substantially in the form of Exhibit A-2 hereto);

                  WHEREAS, as a condition and inducement to the Subscribers' willingness to enter into this Agreement, prior to or at Closing, the Company must enter into a Registration Rights Agreement with the Subscribers in the form of Exhibit B hereto (the "Registration Rights Agreement"), to be dated as of the Closing; and

                  WHEREAS, the Company and the Subscribers are entering into this Agreement to provide for the issue and subscription of the Participating Shares.

                  NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the Company and the Subscribers hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ADR Deposit Agreement" means the Deposit Agreement dated as of June 25, 1992 between the Company and The Bank of New York, as Depositary, and owners and holders of American Depositary Receipts, as amended.

                  "ADR Depositary" means The Bank of New York as depositary under the ADR Deposit Agreement.

                  "ADRs" means American Depositary Receipts evidencing ADSs and issued from time to time pursuant to the ADR Deposit Agreement.

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

                  "Companies Acts" means the U.K. Companies Act 1985 and 1989 (including all instruments or orders made or issued thereunder).

                  "Company Plans" means the U.S. Plans and the U.K. Plans.

                  "control" means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, and the terms "controlled by" and "under common control with" shall have correlative meanings.

                  "Convertible Subordinated Notes Indenture" means the Indenture dated as of March 13, 1995 between the Company and The Bank of New York, as trustee, relating to the Convertible Subordinated Notes.

                  "Convertible Subordinated Notes" means the Company's outstanding 6.75% Convertible Subordinated Notes due 2002 in an aggregate principal amount of U.S.$200,000,000.

                  "Credit Agreement" means the Credit Agreement dated as of December 5, 1995, among the Company, Dankalux Sarl & Co., SCA and Danka Holding Company, the several financial institutions party thereto, and Nationsbank, N.A., as agent, as amended or supplemented (taking into account waivers thereunder).

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended

                  "Encumbrance" means any security interest, right of pre-emption, pledge, mortgage, lien (statutory or other), charge, equity, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "GE Capital Lease Financing Agreements" means the Global Operating Agreement, dated as of December 22, 1997, between General Electric Capital Corporation and Danka Business Systems PLC, as amended or supplemented, each Principal Document (as therein defined), as amended or supplemented, and the Operating Agreement, dated as of January 29, 1999, between Danka Office Imaging Company and General Electric Capital Corporation, as amended or supplemented (taking into account any waivers thereunder).

                  "Governmental Authority" means any governmental, regulatory or administrative agency, authority, instrumentality or commission or any court, tribunal or judicial or arbitral body of the United States (federal, state or local), the United Kingdom, any other country or the European Community or any other supranational organization or body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money (including reimbursement obligations in respect of letters of credit, guarantees or similar instruments), (b) all obligations of such Person for the deferred subscription price of property or services, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, letters of credit or other similar instruments, (d) all obligations under leases required to be classified and accounted for as capital leases in accordance with U.S. GAAP and
(e) all indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person, except, in the case of clauses (a) through (e), indebtedness of the Company or any of its Subsidiaries to the Company or any of its wholly-owned Subsidiaries.

                  "Intellectual Property" means all intellectual property rights, including without limitation (a) copyrights and copyrightable works, including computer hardware, firmware, applications, programs, software, databases, equipment, systems, semiconductors and related items, (b) trademarks, service marks, trade names, brand names, domain names, product names, corporate names and logos, (c) patents, inventions, technology, processes and know-how, (d) trade secrets and confidential or proprietary information and materials and (e) all registrations, applications, recordings, licenses or other agreements and common-law or other rights related to the foregoing.

                  "Listing Rules" means the listing rules of the London Stock Exchange.

                  "London Stock Exchange" means London Stock Exchange Limited.

                  "Market Value" shall have the meaning set forth in Articles Amendments (except that, solely for purposes of this Agreement, the Market Value for the Ordinary Shares shall be determined based upon the closing prices for the ADSs for a 10 (not 20) day trading period ended on the relevant date of determination hereunder).

                  "material" shall have the meaning for such term as used under the Securities Act and the Exchange Act (including, without limitation, under SEC Staff Accounting Bulletin No. 99) ; provided, however, that, in the case of the Company, the term "material" shall, to the extent relevant or applicable in the case of a particular representation, warranty, covenant, agreement or condition, be determined based upon the Company and its Subsidiaries taken as a whole, and the term "materiality" and the phrase "in all material respects" shall have correlative meanings.

                  "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets, liabilities, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the parties hereto to perform their respective obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Participating Shares, the conversion of the Participating Shares into Ordinary Shares or ADSs and the issuance of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares).

                  "knowledge" means, with respect to any Person, the actual knowledge of such Person or, in the case of the Company or its Subsidiaries, the actual knowledge of at least one of the Company's executive officers (as such term is defined in Rule 405 under the Securities Act), in each case, after reasonable inquiry in the light of the circumstances.

                  "Permits" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all U.S. federal, state or local, English or other non-U.S. laws and Governmental Authorities and the NASDAQ National Market System and the London Stock Exchange.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof, or any group comprised of two or more of the foregoing.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Share Capital" means any and all shares, interest, participation or other equity equivalents (however designated and whether voting or non-voting), and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such shares, interest, participation, other equity equivalents including, to the fullest extent applicable, American depository receipts or similar instruments representing any such Share Capital.

                  "Significant Subsidiary" means any Subsidiary that constitutes a "significant subsidiary" (as such term is defined in Article 1-02(w) of Regulation S-X under the Securities Act).

                  "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

                  "TROL Financing Agreements" means the Participation Agreement, dated as of November 15, 1995, among Danka Holding Company, as Construction Agent, Danka Holding Company, as Lessee, First Security Bank of Utah, N.A., as Owner Trustee under the Danka Trust 1995-1, Nationsbank of Florida, N.A., as Holder, Nationsbank of Florida, N.A., as Administrative Agent for the Lenders and Sun Trust Bank, Tampa Bay, as Co-Agent, as amended or supplemented, and each other Operative Agreement (as therein defined), as amended or supplemented (taking into account any waivers thereunder).

                  "Taxes Act" means the U.K. Income and Corporation Taxes Act 1988.

                  "Voting Shares" means shares of the class or classes of Share Capital (including, in the case of the Company, the Ordinary Shares and the Participating Shares) pursuant to which the holders thereof have the general voting power to vote at meetings of Shareholder

(irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "U.K. GAAP" means generally accepted accounting principles applied on a consistent basis and set forth in, or in accordance with, the U.K. Companies Acts 1985, the U.K. Statements of Standard Accounting Practice, the U.K. Financial Reporting Standards and pronouncements of the Urgent Issues Task Force in the United Kingdom. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

                  "U.K. Plan" means any arrangement for the provision of relevant benefits (as defined in Section 612(1) of the Taxes Act excluding the words "or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question" in lines 3 and 4 of that definition, under which any employee or former employee of the Company or any of its Subsidiaries has any present or future right to benefits and under which the Company or any of its Subsidiaries has any present or future liability.

                  "U.S. GAAP" means generally accepted accounting principles applied on a consistent basis and set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

                  "U.S. Plan" means any "employee benefit plan" (within the meaning of ERISA section 3(3), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, commission, profit sharing, deferred compensation and any other employee benefit plan, agreement or program, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement and the Registration Rights Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of the Company or any of its Subsidiaries has any present or future right to benefits and under which the Company or any of its Subsidiaries has any present or future liability, other than any plan, agreement or program which is maintained outside the United States primarily for the benefit of non-U.S. residents.

                  SECTION 1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the sections set forth below:

                  Term                                         Section
                  ----                                         -------

                  ADSs                                         preamble
                  Antitrust Division                           5.2(a)

                  Articles Amendments                          preamble
                  Balance Sheets                               3.9
                  Closing                                      2.1
                  Closing Date                                 2.1
                  Code                                         3.12(c)
                  Company Reports                              3.7
                  Competition Act                              3.13(c)
                  Contract                                     3.4
                  Controlled Group                             3.12(c)
                  Conversion Price                             2.3
                  Damages                                      7.2(a)
                  Deductible                                   7.3(a)
                  Environmental Laws                           3.18(c)
                  Environmental Permits                        3.18(c)
                  Forward-Looking Statement                    3.8
                  FTC                                          5.2(a)
                  Government Approval                          3.5
                  HSR Approval                                 3.5
                  Indemnitee                                   7.4(a)
                  Indemnitor                                   7.4(a)
                  Insurance Policies                           3.19
                  Law                                          3.4
                  Lease                                        3.15(c)
                  Litigation                                   3.14
                  Material Company Intellectual Property       3.16(a)
                  Material Contracts                           3.11
                  Material Leased Properties                   3.15(b)
                  Material Owned Properties                    3.15(a)
                  Material Properties                          3.15(b)
                  Materials of Environmental Concern           3.18(c)
                  Non-Governmental Approval                    3.5
                  Notice                                       7.4(a)
                  Ordinary Shares                              preamble
                  Participating Shares                         preamble
                  Subscription Price                           2.2
                  Registration Rights Agreement                preamble
                  Shareholders Resolutions                     preamble
                  Software                                     3.23
                  Tax Return                                   3.17(v)
                  Taxes                                        3.17(v)
                  Year 2000 Compliant                          3.23

                  SECTION 1.3. Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this

Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) All references to U.S. dollar amounts in this Agreement shall be deemed to include, to the fullest extent applicable, the equivalent amount in any relevant non-U.S. currency translated into U.S. dollars on the date of determination based upon the (i) rate for customs purposes by The Federal Reserve Bank of New York for cable transfers payable in such non-U.S. currency or, in the absence thereof, (ii) the exchange rate quoted or published by the relevant central bank for such non-U.S. currency or, in the absence thereof, (iii) the exchange rate quoted or published by the foreign exchange operations of an internationally recognized commercial bank selected in good faith by the Company.

                  (d) All references to U.S. federal or New York state legal terms or concepts in this Agreement shall be deemed to include, to the fullest extent applicable, the equivalent legal terms or concepts in or of other jurisdictions. Notwithstanding the preceding sentence or any provision of this Agreement to the contrary, the preceding sentence and the application of the definitional provisions thereof shall be subject in all respects to Section 9.6.


                                   ARTICLE II

                             SUBSCRIPTION AND SALE

                  SECTION 2.1. The Closing. The closing (the "Closing") of the transactions provided for in this Agreement shall be held at the offices of Simpson Thacher & Bartlett, 99 Bishopsgate, 21st Floor, London EC2M 3YH, England as promptly as possible after, and in no event later than five Business Days after, the conditions to the Closing set forth in Article VI hereof have been satisfied or waived (other than the conditions which are set forth in Sections 6.1(n) and 6.2(i) or which by their terms are to be satisfied at the Closing), or at such other time, date and place as shall be agreed upon by the parties hereto. The actual time and date of the Closing are herein called the "Closing Date."

                  SECTION 2.2. Subscription and Payment. Upon the terms and subject to the conditions of this Agreement, each of the Subscribers hereby agrees to subscribe for and purchase, at the Closing, the number of Participating Shares set forth opposite its name on Schedule 2.2, and the Company hereby agrees to allot and issue, to the Subscribers, at the Closing, against payment of the subscription price in immediately available funds, an aggregate of 200,000 Participating Shares, in each case, fully paid and free and clear of all Encumbrances, for an aggregate subscription price of U.S.$200,000,000 (the "Subscription Price").

                  SECTION 2.3. Conversion Price of Participating Shares. Each Participating Share shall, subject to the next sentence, initially be convertible into 320 Ordinary Shares based upon a Conversion Price (as such term is defined in the form of Articles Amendments) of U.S.$3.125 per Ordinary Share. The Conversion Price shall be subject to adjustment prior to issue and allotment of the Participating Shares at the Closing in the event that (i) the Market Value for the Ordinary Shares as determined at the close of business (New York City time) three Business Days immediately preceding the Closing Date shall have decreased to below U.S.$2.25 per Ordinary Share (for the avoidance of doubt, after taking into account the then prevailing ratio of Ordinary Shares per ADS) and (ii) the Company and the Subscribers, in their respective sole discretion, shall mutually agree in writing not later than the close of business (New York City time) on the Business Day immediately preceding the Closing Date to a downward adjustment to the Conversion Price, in which event each Participating Share shall be initially convertible into a higher number of Ordinary Shares based upon a Conversion Price per Ordinary Share equal to such Market Value multiplied by a factor of 1.25.

                  SECTION 2.4. Closing Deliveries by the Company. At the Closing, the Company shall deliver to the Subscribers:

                  (i) certificates evidencing the Participating Shares, registered in the name of the applicable Subscriber;

                  (ii) a receipt for the Subscription Price;

                  (iii) an executed Registration Rights Agreement;

                  (iv) a non-refundable commission payable to the Subscribers or an Affiliate of the Subscribers by wire transfer of immediately available funds to a bank account or accounts to be designated by the Subscribers in writing at least two Business Days prior to the Closing Date in an amount equal to U.S.$4,000,000, which represents 2% of the Subscription Price (for the avoidance of doubt, the Company being responsible for any VAT payable in respect of such commission).

                  SECTION 2.5. Closing Deliveries by the Subscribers. At the Closing, each of the Subscribers shall deliver to the Company:

                  (i) the applicable Subscription Price for the Participating Shares to be subscribed for by such Subscriber pursuant to Section 2.2, by wire transfer of immediately available funds to a bank account or accounts to be designated by the Company in writing at least two Business Days prior to the Closing Date;

                  (ii) receipts for the Participating Shares subscribed for by such Subscriber pursuant to Section 2.2; and

                  (iii) an executed Registration Rights Agreement.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

                  The Company hereby represents and warrants to the Subscribers on the date hereof as follows:

                  SECTION 3.1. Organization. The Company is a limited liability company duly incorporated and validly existing under the laws of England and Wales. Each of the Company's Subsidiaries is a corporation, limited liability company or other Person duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have full power and authority to conduct their respective businesses as they are presently being conducted and to own, lease and operate their respective properties and assets, except, in the case of any Subsidiary only, where the failure to have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are duly qualified to do business as foreign entities and are in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by them or the nature of the businesses conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has provided to the Subscribers a complete and correct copy of its Memorandum and Articles of Association, and all amendments thereto, as in effect on the date of this Agreement.

                  SECTION 3.2. Authority; Enforceability. (a) The Company has all necessary corporate power and authority to enter into this Agreement and the Registration Rights Agreement and, subject to the Shareholders Resolutions being passed, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The Company has, subject to the Shareholders Resolutions being passed, taken all corporate action necessary to execute and deliver this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement and the Registration Rights Agreement have been or will be duly executed and delivered by the Company. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Subscribers, this Agreement constitutes, and the Registration Rights Agreement will constitute, legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (it being recognized that the issuance of ADSs representing, and the related deposit of, Ordinary Shares to be issued upon conversion of Participating Shares will be subject to the provisions of the ADR Deposit Agreement).

                  (b) Upon the passing of the Shareholders Resolutions by the Company's shareholders, no further corporate action is required to make effective the Articles Amendments and such other matters as are referred to in the Shareholders Resolutions.

                  SECTION 3.3. Capitalization. (a) As of October 29, 1999, the capitalization of the Company consisted of:

                           (i) 500,000,000 authorized Ordinary Shares, of which
                  233,026,993 shares were issued and fully paid; and

                           (ii) no shares of any other class or series of Share
                  Capital were authorized or issued.

As of October 29, 1999, 187,456,851 Ordinary Shares were represented by ADSs.

                  Since October 29, 1999, no Ordinary Shares have been issued, other than upon the exercise of Company options described in Schedule 3.3(b) and the issue of 4,959,128 Ordinary Shares for the Company's 401(k) plan representing the employer stock match as set forth in Schedule 3.3(b).

                  All of the issued Ordinary Shares have been duly and validly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person. All of the outstanding ADSs have to the knowledge of the Company, been duly and validly authorized and validly issued and are entitled to the benefits specified in the corresponding ADRs and in the ADR Deposit Agreement.

                  (b) Except as set forth on Schedule 3.3(b), and except as provided in Section 2.2, there are no subscriptions, options, warrants, puts, calls, commitments, contracts, preemptive rights, demands or other rights, agreements or arrangements outstanding as to which the Company or any of its Subsidiaries is a party for the purchase of, nor any securities issued by the Company or any of its Subsidiaries that are convertible into or exchangeable for, any Share Capital of the Company (or any other securities of the Company or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for Share Capital of the Company), nor has the Company taken or agreed to take any action to issue or grant the same. Except as set forth in
Schedule 3.3(b), the Company is not obligated to purchase, redeem or otherwise acquire any shares of its Share Capital. Except for any sanction which may be imposed on a shareholder for failing to comply with a notice served under section 212 of the U.K. Companies Act 1985, there are no restrictions upon the voting or transfer of any Voting Shares pursuant to the Memorandum and Articles of Association of the Company or any agreement or other instrument to which the Company or any of its Subsidiaries are a party or by which the Company or any of the Subsidiaries are bound. Except as set forth on Schedule 3.3(b), the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, puts, calls, commitments, contracts, preemptive rights, demands, conversion rights or other agreements or arrangements under which the Company or any of its Subsidiaries is or may be obligated to issue or acquire Ordinary Shares or any other Share Capital.

                  (c) At the Closing, the authorized capital of the Company will be:

                  (i)  500,000,000 Ordinary Shares; and

                  (ii) 500,000 Participating Shares.

When issued in accordance with this Agreement and the terms of the Participating Shares, respectively, the Participating Shares, the Ordinary Shares to be issued upon the conversion of the Participating Shares and any additional Participating Shares to be issued as dividends or by way of bonus issue on the Participating Shares will have been duly and validly authorized, will be validly issued, fully paid and nonassessable and will be delivered to the Subscribers free and clear of all Encumbrances (other than any Encumbrances created by the Subscribers) and will not be issued in violation of, nor subject to, any preemptive, subscription or other similar rights of any other Person. Any ADSs that may be issued in connection with the conversion of the Participating Shares will, to the knowledge of the Company, upon issuance be duly and validly issued and will also be entitled to the benefits specified in the corresponding ADRs and in the deposit agreement relating to such ADSs.

                  (d) Except as set forth on Schedule 3.3(d), and except for the Registration Rights Agreement, the Company has not granted or agreed to grant any rights relating to the registration of its securities under U.S. applicable federal and state securities laws, including piggyback registration rights.

                  (e) Neither the Company nor any of its Subsidiaries is a party to, or has knowledge of, any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Ordinary Shares pursuant to which any Person, acting pursuant to such voting trust, proxies or other agreements or understandings, controls more than 5% of the voting rights of the Ordinary Shares.

                  (f) As of the date hereof, the only outstanding Indebtedness for borrowed money of the Company and its Subsidiaries is (i) Indebtedness under the Credit Agreement and the Convertible Subordinated Notes and (ii) the Indebtedness set forth on Schedule 3.3(f). There exists (i) no default or event of default (with or without notice or lapse of time or both) by the Company or any of its Subsidiaries under the provisions of the Credit Agreement and (ii) no default or event of default (with or without notice or lapse of time or both) by the Company or any of its Subsidiaries under the provisions of any other instrument evidencing such other Indebtedness or of any agreement relating thereto, that, in either case, permits or would reasonably be expected to result in the parties thereto accelerating all or any part of such Indebtedness, except, in the case of clause (ii), where such acceleration would not result in a default under the Credit Agreement and would not otherwise, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  SECTION 3.4. Non-Contravention, etc. (a) Except as set forth on Schedule 3.4, neither the execution or delivery of this Agreement or the Registration Rights Agreement by the Company nor the performance by the Company of its obligations hereunder or thereunder nor the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the allotment and issue of the Participating Shares, the conversion of the Participating Shares into Ordinary Shares, the issuance and delivery of ADSs and the creation, allotment and issue of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares), will result in (i) a violation of or a conflict with any provision of the Memorandum and Articles of Association of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) breach of, or a default under (with or without notice or lapse of time or both), any term or provision of, or create any right of termination, cancellation, acceleration or additional payment arising under, any material provision of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, agreement, lease or other instrument or obligation (each, a "Contract") or material Permit to which the Company or any of its Subsidiaries is a party or is subject or by which any of its properties or assets are bound, (iii) a violation by the Company or any of its Subsidiaries of any Government Order or statute, law, ordinance, rule or regulation of the United States (federal, state or local), the United Kingdom, any other country or the European Community or any other supranational organization or body ("Law") to which the Company or any of its Subsidiaries is subject or by which any of its properties or assets are bound, or (iv) the imposition of any material Encumbrance on the business, properties or assets of the Company or any of its Subsidiaries or any of the Ordinary Shares or the Participating Shares (it being recognized that the issuance of ADSs representing, and the related deposit of, Ordinary Shares to be issued upon conversion of Participating Shares will be subject to the provisions of the ADR Deposit Agreement).

                  (b) The notices, proxy materials and circulars relating to the Shareholders Resolutions and the Articles Amendments, when prepared, will contain all information and particulars required, to the extent applicable, pursuant to the Securities Act, the Exchange Act, the Companies Acts, the Listing Rules and any other applicable Law.

                  SECTION 3.5. Consents and Approvals. Except as set forth on
Schedule 3.5, no consent, approval, order or authorization of, notice to, or declaration, filing or registration with, any Governmental Authority ("Government Approval"), or consent, approval or waiver of any other Person ("Non-Governmental Approval"), is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the allotment and issue of the Participating Shares, the conversion of the Participating Shares into Ordinary Shares, the issuance and delivery of ADSs and the creation, allotment and issue of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares) except for (i) the Shareholders Resolutions and the Articles Amendments and ancillary filings in respect thereof with the U.K. Companies Registry and the London Stock Exchange, and the clearance by the SEC and the London Stock Exchange of all necessary notices, proxy materials and circulars related thereto, (ii) the amendment to the Credit Agreement, the TROL Financing Agreements and the GE Capital Lease Financing Agreements as contemplated by
Section 5.8, (iii) the filing of any notices, reports and other documents required by, and the expiration or termination of any waiting periods under, the HSR Act ("HSR Approval") and any notices or filings under European Community or European national antitrust, competition or merger laws and regulations, (iv) such other Non-Governmental Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except, further, as may be required under any U.S. state securities or "blue sky" laws the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) such Governmental Approvals as are contemplated by the Registration Rights Agreement.

                  SECTION 3.6. Significant Subsidiaries, etc. (a) Schedule 3.6(a) sets forth each Significant Subsidiary of the Company, including its name, place of organization or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all Share Capital issued by such Significant Subsidiary. All shares of Share Capital of any Significant Subsidiary directly or indirectly owned by the Company have been duly and validly authorized and validly issued, are fully paid, and, in the case of corporations, nonassessable and, except as set forth on Schedule 3.6(a), are directly or indirectly owned by the Company free and clear of all Encumbrances and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights of any other Person (other than as described on Schedule 3.6(a)).

                  (b) There are no outstanding subscriptions, options, warrants, puts, calls, commitments, contracts, preemptive rights, demands or other rights, agreements or arrangements as to which the Company or any of its Significant Subsidiaries is a party for the purchase of, nor any securities issued by the Company or any of its Significant Subsidiaries convertible into or exchangeable for, any Share Capital of any Significant Subsidiary of the Company (or any other securities of any Significant Subsidiary of the Company which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for Share Capital of any Significant Subsidiary of the Company), nor has any Significant Subsidiary of the Company taken or agreed to take any action to issue or grant the same, in each case other than agreements or arrangements providing for the issuance of any Share Capital of any Significant Subsidiary to the Company or any of its other direct or indirect wholly-owned Significant Subsidiaries (and not to any other Person).

                  (c) None of the Company or any of its Significant Subsidiaries is party to any voting trust, proxy or any other agreement or understanding with respect to the voting of any Share Capital of any Significant Subsidiary of the Company.

                  (d) Except for the Subsidiaries, the Company does not own any material Share Capital, other securities or other interest in any other Person, and neither the Company nor any of its Significant Subsidiaries has any written, or to the knowledge of the Company, oral understanding or agreement to provide any material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person, other than a wholly-owned Subsidiary of the Company.

                  SECTION 3.7. Company Reports. The Company has made available to the Subscribers an accurate and complete copy of each report, return, document, notice or announcement filed since January 1, 1997 by the Company with the SEC pursuant to the Exchange Act, with Companies House pursuant to the Companies Acts or with the London Stock Exchange pursuant to the Listing Rules (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company Reports"). As of its date of filing, each Company Report complied in all material respects with the requirements of applicable law and the rules and regulations promulgated thereunder applicable to such Company Report, except as set forth in Schedule
3.7. No Company Report (including any and all financial statements included therein) contained when filed or, in the case of any Company Report filed since January 1, 1999 (except to the extent revised or superseded by a subsequent filing with the SEC, Companies House or the London Stock Exchange, as the case may be, prior to the date hereof) contains, any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since January 1, 1997, the Company has filed all reports and other documents required to be filed by it under applicable law on a timely basis (after giving effect to Rule 12b-25 under the Exchange Act). The Company has duly registered its Ordinary Shares and ADSs under the Exchange Act in accordance with the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and its Ordinary Shares have been duly admitted to listing under the Listing Rules. Notwithstanding the preceding sentences of this Section 3.7, any projection, business plan or similar forward-looking statement (a "Forward-Looking Statement") contained in a Company Report shall not be deemed to have contained an untrue statement of a material fact or omitted to state any fact necessary to make the statements therein not misleading if such Forward-Looking Statement
(i) was prepared in good faith, (ii) was based upon reasonable assumptions and
(iii) the Company did not believe and had no reasonable grounds to believe that such Forward-Looking Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading at the time of preparation or delivery thereof.

                  SECTION 3.8. Financial Information. Each of the consolidated financial statements (including the notes thereto) included in the Company Reports complied as to form, as of its date of filing with the SEC, Companies House or the London Stock Exchange, as the case may be, in all material respects with applicable legal and accounting requirements and the published rules and regulations of the SEC or the London Stock Exchange, respectively, with respect thereto, has been prepared in accordance with U.S. GAAP and U.K. GAAP, respectively, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The books and records of the

Company and its consolidated Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and U.K. GAAP, respectively.

                  SECTION 3.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries had at June 30, 1999, and since such date none of them has incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with U.S. GAAP or U.K. GAAP, as the case may be), except for (i) liabilities included or reserved for in the Company's audited consolidated balance sheet (including the notes thereto) included in its Annual Report on Form 10-K for the fiscal year ended March 31, 1999 or the Company's unaudited consolidated balance sheet (including the notes thereto) included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, each as filed with the SEC (the "Balance Sheets"), (ii) liabilities disclosed on Schedule 3.9, (iii) liabilities incurred since June 30, 1999 in the ordinary course of business consistent with past practice, (iv) obligations to be performed or satisfied after the date hereof under any existing Contract or Permit and (v) any other liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.10. Absence of Certain Changes or Events. (a) Except as set forth in the Company Reports filed and publicly available prior to the date hereof, since June 30, 1999, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as disclosed in the Company Reports filed and publicly available prior to the date hereof, since June 30, 1999, the Company has not taken any action or omitted to take any action and there has not occurred any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 hereof without the prior consent of the Subscribers.

                  SECTION 3.11. Material Contracts. Schedule 3.11(a) sets forth all Contracts to which the Company or its Subsidiaries is a party or is subject that are material to the Company and its Subsidiaries taken as a whole (collectively, the "Material Contracts"). Each of the Material Contracts is in full force and effect, and, assuming the due authorization, execution and delivery thereof by the counterparties thereto, is legal, valid and binding obligations of the Company or its Subsidiary, as the case may be, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth on
Schedule 3.11(b), there are no existing or alleged defaults, nor have any events or circumstances occurred which, with or without notice or the lapse of time or both, would constitute defaults by the Company or its Subsidiaries, or, to the knowledge of the Company, any other party, under any of the Material Contracts.

                  SECTION 3.12. Employee Benefit Plans. (a) Schedule 3.12 contains a true and complete list of each material Company Plan.

                  (b) (i) Each U.S. Plan has been established and administered in material compliance with its terms and the applicable provisions of ERISA, the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and other applicable Law; (ii) each U.S. Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) with respect to each U.S. Plan, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
(c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Law; (iv) no U.S. Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by
Section 4980B of the Code; and (v) neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA, except, in the case of clauses (i) through (v), for any failures, conditions or other circumstances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) None of the U.S. Plans is subject to Title IV of ERISA (including, without limitation, any multiemployer plan within the meaning of ERISA section 4001(a)(3)) and none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any material withdrawal liability under Title IV of ERISA which remains unsatisfied. All benefits payable under the U.K. Plans are "money purchase benefits" within the meaning of Section 181(1) Pension Schemes Act 1993 or are, in all material respects, effectively and fully insured under policies with insurers of repute.

                  (d) Each U.K. Plan is approved as an exempt approved scheme (within the meaning of Chapter I of Part XIV of the Taxes Act) or an approved personal pension scheme (within the meaning of Chapter IV of Part XIV of the Taxes Act) and, to the knowledge of the Company, all the U.K. Plans have at all times been administered in all material respects in accordance with the trusts powers and provisions of the U.K. Plans and the requirements of applicable Law and of the Pension Schemes Office and in all material respects with due regard to the relevant requirements of trust law.

                  (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (ii) there are no matters which have been or are likely to be investigated by the Occupational Pensions Regulatory Authority in respect of any U.K. Plan, except, in the case of clauses (i) and (ii), for any actions, suits, claims or matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (f) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement and the Registration Rights Agreement. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code, except for any such contract, plan or arrangement which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) As of the Closing, the Company constitutes an "operating company" as defined in 29 CFR ss. 2510.3-101(c).

                  SECTION 3.13. Compliance with Law; Other Instruments. (a) Except as set forth on Schedule 3.13(a), the Company and its Subsidiaries are in compliance with, and are not in default under, all applicable Laws and Government Orders except for such failures to be in compliance or such defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of, and to the knowledge of the Company, no investigation or review is in process or threatened by any Governmental Authority with respect to, any violation or alleged violation of any Law or Government Order other than any violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Company holds all Permits necessary for the ownership and conduct of its business in each of the jurisdictions in which it conducts or operates its business in the manner now conducted and all of such Permits are in full force and effect, except for those failures to hold or to remain in full force and effect which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, suits, actions, proceedings or investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any such Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof, except in such cases where such revocation, cancellation, suspension, limitation or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) The Company and each of the Subsidiaries is not, and has not been party to any agreement between undertakings, decision by any association of undertakings or concerted practice which will following the entry into force of the U.K. Competition Act 1998 (the "Competition Act") in respect of such agreement, decision or practice (as the case may be) infringe the Chapter I prohibition of the Competition Act, whether or not it will be exempted under sections 4 to 11 of the Competition Act or be excluded under section 3 of the Competition Act and has not in respect of any such agreement, decision or practice received, or made any notifications seeking, early guidance from the Director General of Fair Trading pursuant to paragraph 7(2) of Schedule 13 of the Competition Act; and the Company and each of the Subsidiaries is not and has not been, party to any conduct, course of conduct, arrangement, action or omission which constitutes an abuse of dominant position under Chapter II of the Competition Act, following the entry into force of the Competition Act.

                  SECTION 3.14. Litigation. Except as disclosed on Schedule 3.14, there is no action, order, writ, summons, application, injunction, judgment, fine or decree outstanding or suit, litigation, proceeding, arbitral action, investigation or claim, including, without limitation, those involving any Governmental Authority ("Litigation"), pending or, to the knowledge of the Company, threatened by or against or relating to (a) the Company or any of its Subsidiaries or any of their respective assets or properties, which, if reasonably expected to be adversely determined and if so adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) the transactions contemplated by this Agreement and the Registration Rights Agreement. The Company does not have any knowledge of any event which could lead to any such Litigation of the type referred to in clause (a) or (b) of the preceding sentence, except as set forth on Schedule 3.14.

                  SECTION 3.15.  Real Property.

                  (a) Except for the Encumbrances described in Section 3.15(c) and except as disclosed on Schedule 3.15(c), the Company and/or any of its Subsidiaries own good and marketable title to all of the material real property (including all buildings, structures and improvements thereon) owned by the Company or any of its Subsidiaries (the "Material Owned Properties"), free and clear of any material Encumbrances.

                  (b) (i) Except for the Encumbrances described in Section 3.15(c) and except as set forth on Schedule 3.15(b), the Company and/or any of its Subsidiaries holds a valid leasehold interest in the material real property (including all buildings, structures and improvements thereon) leased by the Company or any of its Subsidiaries (the "Material Leased Properties" and, together with the Material Owned Properties, the "Material Properties") pursuant to a valid lease or ground lease (each, a "Lease"), (ii) each Lease relating to a Material Leased Property as of the date hereof and immediately prior to the Closing will be in full force and effect and is valid and enforceable in accordance with its terms, (iii) the Company or its Subsidiary which is the lessee under each Lease relating to a Material Leased Property is not in default under any such Lease in respect of any monetary obligation or otherwise in any material respect, subject however to obtaining any consents identified on Schedule 3.15(b) as it relates to such Lease and (iv) the Company or its Subsidiary which is the lessee under each Lease relating to a Material Leased Property enjoys peaceable and quiet possession thereunder.

                  (c) Except as set forth on Schedule 3.15(c), the Properties are not subject to any material Encumbrances except for (i) Encumbrances imposed or promulgated by law or any Governmental Authority with respect to real property, including zoning regulations that do not adversely affect the current use of the Material Property, or materially detract from the value of or materially interfere with the present use of the Material Property; (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business which relate to liabilities the total amount of which are not material or are for amounts not yet due; (iii) any other item currently of record in the applicable land or comparable real property records that does not materially detract from the value of or materially interfere with the present use of the applicable Material Property, and do not otherwise materially impair business operations conducted by the Company and its Subsidiaries and which have been incurred only in the ordinary course of business; and (iv) any other Encumbrances which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

                  (d) There is no pending or, to the knowledge of the Company, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the Material Properties, and the Company and its Subsidiaries have not received any written or oral notice of any of the same or have any knowledge that any such proceeding is contemplated.

                  SECTION 3.16. Intellectual Property. (a) Schedule 3.16(a) sets forth a complete and accurate list of all material Intellectual Property that the Company and its Subsidiaries own or are licensed to use (in each case, as set forth on Schedule 3.16(a)) (the "Material Company Intellectual Property"). All of the Material Company Intellectual Property is valid, enforceable, unexpired, is free of Encumbrances, has not been abandoned and, to the knowledge of the Company, does not infringe or otherwise impair the Intellectual Property or other rights of any Person, except where any failure with respect to the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company owns or has the valid right to use all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted, except where any failure with respect to the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Company has not licensed or otherwise granted to others any rights to use the Material Company Intellectual Property.

                  (c) To the knowledge of the Company, the use of the Material Company Intellectual Property by the Company is in accordance with any applicable licenses pursuant to which the Company acquired the right to use the Material Company Intellectual Property.

                  (d) The Company and its Subsidiaries have taken all reasonable actions to protect or maintain the Material Company Intellectual Property. To the Company's knowledge, no Person is challenging, infringing on or otherwise violating any right of the Company with respect to the Material Company Intellectual Property, and no Government Order has been rendered or is, to the knowledge of the Company, threatened, by any Governmental Authority that would limit, cancel or question the validity of, or the right of the Company or any Subsidiary to own or use any Material Company Intellectual Property, in each case where the foregoing would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.17.  Tax Matters.  Except as set forth on Schedule
3.17:

                  (a) There have been properly completed and filed on a timely basis (taking into account extensions of time to file granted therefor) all material Tax Returns required to be filed with respect to the Company and each of its Subsidiaries on or prior to the date hereof;

                  (b) All Taxes of the Company and each of its Subsidiaries with respect to taxable periods, or portion thereof, ending on or before the Closing Date have been paid or an adequate reserve, or liability (other than for deferred Taxes except to the extent that deferred Taxes includes any liability for current Taxes) for any unpaid Taxes has been established on the most recent balance sheets;

                  (c) (i) No issues have been raised in writing by any taxing authority which could give rise to an adjustment in excess of U.S.$50,000 in connection with any Tax Return of the Company or any of its Subsidiaries with respect to the Company or any of its Subsidiaries for any taxable period with respect to which the statute of limitations has not expired, (ii) no waivers of statutes of limitation with respect to any such Tax Returns that have been given by the Company or any of its Subsidiaries are currently in force and no power of attorney granted by or with respect to the Company and any of its Subsidiaries is currently in force, (iii) all deficiencies asserted or assessments made as a result of any examinations have been paid, (iv) neither the Company nor any of its Subsidiaries has (A) applied for or received a tax ruling or (B) entered into any closing agreement under Section 7121 of the Code (or any similar provision of U.S. state or local or non-U.S. Law), and (v) neither the Company nor any of its Subsidiaries has agreed to make any material adjustment under Section 481(a) of the Code (or any similar provision of U.S. state or local or non-U.S. Law) by reason of a change of accounting or otherwise;

                  (d) All material arrangements, agreements or undertakings, between the Company or any of its Subsidiaries and the Internal Revenue Service, the Inland Revenue, H.M. Customs & Excise or any other non-U.S. tax authorities regarding or affecting the taxation treatment of the Company or any of its Subsidiaries have been disclosed on Schedule 3.17(d);

                  (e) There are no material charges, liens or powers of sale for Taxes on or over any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or if due, (i) not delinquent or
(ii) being contested in good faith by appropriate proceedings;

                  (f) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code;

                  (g) No consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Code;

                  (h) The Company and each of its Subsidiaries has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable law. The Company and each of its Subsidiaries has withheld and paid over all other material amounts required to be so withheld and paid over for all periods under all applicable Law;

                  (i) Neither the Company nor any of its Subsidiaries has made any material payments, or is currently obligated to make any material payments that will not be deductible under Section 280G of the Code;

                  (j) As of the Closing Date, neither the Company nor any of its Subsidiaries will be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any material payments computed by reference to the taxes, taxable income or taxable losses of any other Person, other than agreements among the Company and its wholly-owned Subsidiaries;

                  (k) The aggregate amount of U.S. federal income tax net operating losses of the U.S. subsidiaries (all of which are members of a U.S. federal income tax consolidated group) as of the end of the fiscal year March 31, 1999, after adjustment for net operating loss carrybacks to prior years but unadjusted for (1) amounts representing timing differences which will result in deductions to the consolidated group in taxable years subsequent to March 31, 1999, and (2) the portion of the tax reserve on the Company's March 31, 1999 financial statements attributable to such subsidiaries, was not less than U.S.$232,000,000;

                  (l) Neither the Company's nor any of its Subsidiaries' U.S. federal income tax net operating loss are subject to a limitation under Section 382 of the Code, and the acquisition of the Shares by the Buyer will not trigger a Section 382 limitation;

                  (m) All arrangements for surrenders (other than among the Company and its wholly-owned Subsidiaries) allow tax assets in a Subsidiary to be sold for a sum equal to the percentage rate of corporation tax prevailing in the year of surrender;

                  (n) No jurisdiction seeks to charge tax on the worldwide profits or gains of the Company or its Subsidiaries other than the jurisdictions in which the Company or its Subsidiaries currently report their worldwide profits or gains;

                  (o) If the Company is in a VAT group for the purposes of the U.K. Value Added Tax Act 1994, all the members of the VAT group are 100% Subsidiaries of the Company;

                  (p) Stamp duty has been paid on the title documents of all material business assets used in the U.K. and acquired in the last six years; and

                  (q) For purposes of this Agreement, the terms below are defined as follows:

                  (i) "Taxes" means all forms of tax, duty, rate, levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the United

         States, the United Kingdom, or elsewhere, including, without limitation, any tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, development land tax, petroleum revenue tax, value added tax, customs duties, excise duties, lottery duty, air passenger duty, insurance premium tax, rates (including the uniform business rate), stamp duty, capital duty, stamp duty reserve tax, national insurance and other similar contributions, any liability arising under
         Section 419, Section 601 or Section 703 of the Taxes Act and any other taxes, duties, rates, levies, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them together with any interest, penalty or fine in connection with any taxation, and any liability to make a payment by way of reimbursement, recharge, indemnity, damages or a management charge connected in any way with any taxation and regardless of whether any such taxes, duties, rates, levies, charges, imposts, withholdings, interest, penalties or fines are chargeable directly or primarily against or attributable directly or primarily to the Company, any of its Subsidiaries or any other person and of whether any amount in respect of any of them is recoverable from any other person.

                  (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

                  SECTION 3.18. Environmental Laws. (a) (i) the Company and its Subsidiaries comply and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws and, the Company and its Subsidiaries possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits;
(ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by the Company or any of its Subsidiaries, now or in the past, or at any other location (including, without limitation, any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries or the Properties have been sent) that are in circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries, or to result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the knowledge of the Company will be, named as a party, or affecting the Properties, is pending or, to the knowledge of or the Company, threatened; nor is the Company or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such proceeding or potential proceeding; (iv) there are no orders, judgments, decrees, or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is a party or affecting the Properties; (v) to the knowledge of the Company, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company or any of its Subsidiaries from, or materially increase the burden on the Company or any of its Subsidiaries of (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law, except, in the case of clauses (i) through (vi), for any failures, conditions or other circumstances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) For purposes of this Agreement, the terms below are defined as follows:

                  (i) "Environmental Laws" means any and all Laws and Governmental Orders of any Governmental Authority and all codes of practice, industry agreements and guidance notes, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

                  (ii) "Environmental Permits" means any and all Permits and any other authorizations required of the Company under any Environmental Law.

                  (iii) "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  SECTION 3.19. Insurance. (i) All policies of fire, flood and casualty, general liability, errors and omissions, directors and officers liability and other forms of insurance held or maintained by the Company or any of its Subsidiaries (the "Insurance Policies") are sufficient for compliance in all material respects with Law, Leases and all other material agreements to which the Company or any of its Subsidiaries is a party and are reasonable for the business and assets of the Company and its Subsidiaries and the Properties,
(ii) all Insurance Policies are in full force and effect, and all premiums due and payable thereon have been paid and the Company and its Subsidiaries have complied with the provisions of such Insurance Policies, (iii) no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or to increase the premiums payable under or not renew any such policy and (iv) to the knowledge of the Company, there is no fact or circumstance that could invalidate the Insurance Policies or make them unenforceable, except, in the case of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.20. Brokers. No broker, finder or investment banker is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement based upon agreements or other arrangements made by or on behalf of the Company, except for Lehman Brothers Inc. and except as set forth on Schedule 3.20, the fees of which will be the responsibility of the Company, and which have been previously disclosed to the Subscribers.

                  SECTION 3.21. Transactions with Affiliates. Except as set forth in the Company Reports filed and publicly available prior to the date hereof and as set forth on Schedule 3.21, since June 30, 1999, there have been no contracts, agreements, arrangements or understandings of any kind between any director or officer of the Company or any of its Subsidiaries or any other Affiliate of the Company, on the one hand, and the Company or any of its Subsidiaries, on the other hand, that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act or require approval of the shareholders of the Company under the Companies Acts or the Listing Rules.

                  SECTION 3.22. Labor Matters. Except as set forth on Schedule 3.22, neither the Company nor any of its Subsidiaries is a party to any material collective bargaining agreement or other contract, agreement or arrangement with any labor organization, works council or other representative of any of their respective employees. In addition, there is no pending or, to the knowledge of the Company, threatened any strike, walkout, industrial action or other work stoppage or any union organizing effort by or respecting any of the Company's or any of its Subsidiaries' employees, and the Company and its Subsidiaries have not experienced any such labor controversy within the past three years, except, in each case, for any labor-related actions or matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.23. Year 2000 Problem. Except as set forth on
Schedule 3.23, to the knowledge of the Company, (a) except for Software described in clause (b) of this Section 3.23, all computer hardware, software, databases, systems and other computer equipment (collectively, "Software") owned, held, and/or used by the Company and its Subsidiaries can be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software without error relating to the processing, calculating, comparing, sequencing or other use of date data, including any errors relating to the occurrence or non-occurrence of a "leap year" in 1900 or 2000 (the foregoing ability, "Year 2000 Compliant"); (b) for any Software that is not Year 2000 Compliant as of the Closing Date, the Company expects such Software to be Year 2000 Compliant sufficiently promptly so as to avoid any disruption or harm to the business or operations of the Company; and (c) the Company and its Subsidiaries have taken all reasonable measures to address the impact that the year 2000 date change may have on all Software owned and/or used by them and have assigned resources reasonably believed to be necessary to the execution of any necessary remediation efforts to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except, in the case of clauses (a) through (c), for any failures, conditions or other circumstances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.24. Offering of Participating Shares. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Participating Shares) which might subject the offering or sale of the Participating Shares to the registration requirements of the Securities Act.

                  SECTION 3.25. Accuracy and Completeness of Information Provided. To the Company's knowledge, none of this Agreement and the documents or written information delivered by the Company to the Subscribers or any of their respective advisers or agents or otherwise prepared, issued, filed or distributed in connection with the transactions contemplated by this Agreement (including, without limitation, the Company Reports filed since January 1, 1999 with the SEC, Companies House or the London Stock Exchange and any notices, proxy materials, circulars and associated documents required pursuant to the Securities Act, the Exchange Act, the Listing Rules and any other applicable
Law) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances when made, not misleading. To the Company's knowledge, there is no fact or information relating to the Company or its Subsidiaries that is known to the Company that could reasonably be expected to be material to the Company and its Subsidiaries taken as a whole and that has not been disclosed to the Subscribers in this Agreement (including the Schedules hereto) or otherwise. Notwithstanding the two preceding sentences of this Section 3.25, any Forward-Looking Statement so delivered by the Company shall not be deemed to have contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading if such Forward- Looking Statement (i) was prepared in good faith,
(ii) was based upon reasonable assumptions and (iii) the Company did not believe, and had no reasonable grounds to believe, that such Forward- Looking Statement contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading at the time of preparation or delivery thereof.

                  SECTION 3.26. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any of its Subsidiaries nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of the Company or its Subsidiaries.


                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES REGARDING THE SUBSCRIBERS

                  Each of the Subscribers, severally and not jointly, hereby represents and warrants to the Company as follows:

                  SECTION 4.1. Organization. Such Subscriber is duly organized, validly existing and in good standing as a limited partnership under the laws of the jurisdiction of its organization.

                  SECTION 4.2. Authority. Such Subscriber has all necessary limited partnership power and authority to enter into this Agreement and the Registration Rights Agreement and has taken all action necessary to execute and deliver such agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Registration Rights Agreement have been or will be duly executed and delivered by such Subscriber. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Company and the other Subscribers, this Agreement constitutes and the Registration Rights Agreement will constitute a legal, valid and binding obligation of such Subscriber, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  SECTION 4.3. Non-Contravention. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by such Subscriber nor the performance by such Subscriber of its obligations hereunder or thereunder nor the consummation by such Subscriber of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the limited partnership agreement of such Subscriber, (b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any Contract or Permit to which such Subscriber is a party or is subject or by which any of its properties or assets are bound, (c) a violation by such Subscriber of any Government Order or Law to which such Subscriber is subject or by which any of its properties or assets are bound, or (d) the imposition of any Encumbrance on the business, properties or assets of such Subscriber, except in the case of clauses (b), (c) and (d), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.4. Consents and Approvals. No Government Approval with any Governmental Authority, or consent, approval or waiver of any other Person, is required to be made or obtained by such Subscriber in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby or thereby except those that have been made or obtained prior to the date hereof, and except for the HSR Approval and any notices or filings under European Community or European national antitrust, competition or merger laws or regulations and except, further, for those Government Approvals, consents, approvals or waivers which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.5. Subscription for Investment. Such Subscriber acknowledges that the Participating Shares have not been registered under the Securities Act or under any state securities laws. Such Subscriber (a) is an accredited investor (as defined in Rule 501 under the Securities Act), (b) is acquiring its respective Participating Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of its Participating Shares to any Person, (c) will not sell or otherwise dispose of any of its Participating Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and (d) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Participating Shares and of making an informed investment decision.

                  SECTION 4.6. Financial Capability. Such Subscriber has or, on the Closing Date, will have sufficient funds to purchase the Participating Shares on the terms and conditions contemplated by this Agreement.

                  SECTION 4.7. Brokers. No broker, finder or investment banker is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement based upon agreements or other arrangements made by or on behalf of such Subscriber.

                  SECTION 4.8. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither such Subscriber nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of such Subscriber.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                  SECTION 5.1. Conduct of Business Prior to the Closing. Except as contemplated by this Agreement and the Registration Rights Agreement or consented to in writing by the Subscribers, prior to the Closing, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in all material respects only in the ordinary course and consistent with past practice and shall use all reasonable efforts consistent with past practices to preserve their respective relationships with customers and other Persons with whom the Company or any of its Subsidiaries has business dealings and keep available the services of their present employees to the extent material to the operation of the business. Without limiting the generality of the foregoing, except as contemplated by this Agreement and the Registration Rights Agreement and to the fullest extent permitted under applicable Law and the fiduciary duties of the directors of the Company, the Company shall not, and shall cause each of its Subsidiaries not to, prior to the Closing do, or take any action whatsoever in anticipation of doing, any of the following without the prior written consent of the Subscribers (which consent shall not be unreasonably withheld):

                  (a) the proposal of any amendments to the Memorandum and Articles of Association or equivalent constitutive documents of the Company or the making of any such amendments in respect of any of its Significant Subsidiaries;

                  (b) (i) the sale, lease, transfer, mortgage, encumbrance or other disposition of any properties, rights or assets of the Company or any of its Significant Subsidiaries, in one transaction or a series of related transactions, including, without limitation, Share Capital in any Significant Subsidiaries of the Company, to any Person other than its wholly-owned Subsidiaries or (ii) the transfer of properties or assets to joint ventures, partnerships, corporations or other business entities in which it is or thereby becomes a participant, except, in the case of clause (i) or (ii), (A) in the ordinary course of business consistent with past practice, (B) for such properties or assets having an aggregate fair market value of less than U.S.$25,000,000 and (C) for Danka Services International solely in accordance with the Credit Agreement;

                  (c) the merger or consolidation of the Company or any of its Significant Subsidiaries or the sale, directly or indirectly, of all or substantially all of the assets of the Company or any of its Significant Subsidiaries;

                  (d) (i) the acquisition (directly or through any of its Subsidiaries) by merging or consolidating with, or by purchasing all or a substantial portion of the stock or assets of, or by any other manner acquiring, any business, properties, assets or Person, or (ii) the making of any investment in any other Person, in the case of each of clause (i) and (ii), in one transaction or a series of related transactions, for consideration (including assumed debt) exceeding U.S.$25,000,000;

                  (e) the incurrence of any Indebtedness (other than (i) short-term Indebtedness incurred to refinance existing short-term Indebtedness or otherwise incurred in the ordinary course of business consistent with past practice, (ii) Indebtedness incurred under the Credit Agreement or the TROL Financing Agreements, in each case, as in effect on the date hereof or as amended as contemplated hereby, and (iii) Indebtedness incurred under the GE Capital Lease Financing Agreements (or similar financing agreement in the ordinary course of business consistent with past practice), in each case, as in effect on the date hereof or as amended as contemplated hereby), assumption, guarantee, endorsement or otherwise as an accommodation becoming responsible for the obligations of any other Person (other than to the Company or any of its wholly-owned Subsidiaries), or the making of any loan, advance or capital contribution (other than to the Company or any of its wholly-owned Subsidiaries) in excess of U.S.$25,000,000 in the aggregate;

                  (f) the making, declaration, setting aside or payment of any dividend or making of any other distribution (whether in cash, Share Capital or other property) on, or directly or

                                                                              30
indirectly redeeming, purchasing or otherwise acquiring, any shares of its Share Capital or any securities or obligations convertible into or exchangeable for any shares of its Share Capital;

                  (g) entering into any direct or indirect transaction by the Company or any of its Subsidiaries with an Affiliate of the Company, other than any transaction between or among the Company and any of its Subsidiaries or any other transaction which (i) is in the ordinary course of business; (ii) involves or has a potential value of U.S.$10,000,000 or less; and (iii) is no less favorable to the Company than an arm's-length transaction with a third party which is not such a party as determined in good faith by the Board;

                  (h) to the extent reasonably within the Company's control,
(i) the removal or election of the chief executive officer of the Company or
(ii) approval of any new, or modification of any existing, director or executive officer compensation plans or agreements offered by the Company or any of its Subsidiaries;

                  (i) the commencement of any proceeding or the filing of any petition in any court relating to bankruptcy, reorganization, insolvency, winding up, liquidation or relief from debtors involving the Company;

                  (j) the initiation, settlement or compromise of any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid does not exceed U.S.$10,000,000 for any single litigation matter or related group of litigation matters (provided such settlement or compromise agreements do not involve any non-monetary obligations on the part of Company or any of its Subsidiaries);

                  (k) the allotment or issue by the Company of any Ordinary Shares or other Share Capital (except, in each case, Ordinary Shares issued or reserved for issuance by the Company, or ADSs representing such Ordinary Shares, (i) upon exercise of outstanding share options or (ii) upon conversion of the outstanding U.S.$200,000,000 aggregate principal amount of the Company's 6.75% Convertible Subordinated Notes due 2002);

                  (l) make any material change in any method of accounting or accounting practice or policy except as required by U.S. GAAP or U.K. GAAP, as the case may be, and with the concurrence of its independent accountants or auditors;

                  (m) take any action which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be or become untrue at Closing in any material respect; or

                  (n) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.1.

                  SECTION 5.2. Regulatory and Other Authorizations; Notices and Consents. (a) The Company shall promptly make any filings required under the HSR Act or any other applicable Law for the making of the Articles Amendments, the allotment and issue of the Participating Shares, the conversion of the Participating Shares or the creation, allotment and issue of any additional Participating Shares as dividends or by way of bonus issue on the Participating Shares. The Company agrees to furnish the Subscribers with such necessary information and reasonable assistance as the Subscribers may reasonably request in connection with their preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), including, without limitation, any filings or notices necessary under the HSR Act, or to any Governmental Authority pursuant to any European national antitrust, competition or merger laws and regulations. Any such actions with respect to the conversion of the Participating Shares or the issuance of any additional Participating Shares in accordance with the terms of the Participating Shares, shall be taken by the Company at such times as the Subscribers reasonably shall so request. The Company shall, at its own expense, utilize all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any Governmental Authority pertaining to the Company with respect to the allotment and issue of the Participating Shares, the conversion of the Participating Shares or the creation, allotment and issue of any additional Participating Shares as dividends or by way of bonus issue on the Participating Shares, and shall keep the Subscribers fully apprized of their actions with respect thereto.

                  (b) Each of the Subscribers shall promptly make any filings which it is required to make under the HSR Act or any other applicable Law with respect to the subscription for the Participating Shares, the conversion of the Participating Shares or the receipt of any additional Participating Shares in accordance with the terms of the Participating Shares, and the Subscribers agree to furnish the Company with such necessary information and reasonable assistance as they may request in connection with their preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act or to any Governmental Authority pursuant to any European Community or European national antitrust, competition or merger laws or regulations. The Subscribers shall, at their own expense, utilize all reasonable efforts to respond promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any Governmental Authority pertaining to the Subscribers with respect to the purchase of the Participating Shares, the conversion of the Participating Shares or the receipt of any additional Participating Shares in accordance with the terms of the Participating Shares, and shall keep the Company fully apprised of its actions with respect thereto.

                  (c) Each of the parties hereto shall use their reasonable best efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all Governmental Authorities and other Persons that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Registration Rights Agreement and will cooperate with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  SECTION 5.3. Access to Information. (a) The Company and its Subsidiaries shall, and shall cause their respective officers, employees, counsel, financial advisors and other representatives to, afford to the Subscribers and their representatives and advisors reasonable access during normal business hours prior to the Closing to their respective properties, books, contracts, personnel, records, Tax Returns and related work papers and, during such period, the Company and its Subsidiaries shall, and shall cause their respective officers, employees and representatives to, furnish promptly to the Subscribers all information concerning their respective businesses, properties, financial condition, operations and personnel as the Subscribers may from time to time reasonably request.

                  (b) All information provided or obtained pursuant to Section 5.3(a) hereof shall be held by the Subscribers (and the Subscribers shall make certain that it agents are informed of the confidential nature of such information and agree to maintain such information) in accordance with and subject to the terms of the confidentiality agreement between the Company and The Cypress Group LLC dated as of September 13, 1999.

                  (c) No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  SECTION 5.4. Further Action. Each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement.

                  SECTION 5.5. Non-Solicitation. Prior to the Closing, except with the prior written consent of the Subscribers and as contemplated by this Agreement and the Registration Rights Agreement, the Company and its Subsidiaries will not, and will direct their agents, representatives and employees not to, (i) solicit any inquiries or proposals with respect to, negotiate or consummate, or have any other substantive discussions concerning
(A) any direct or indirect sale, disposition or redemption of any substantial portion of the securities of the Company or any Significant Subsidiaries, (B) the direct or indirect sale or disposition of any substantial assets of the Company or any of its Significant Subsidiaries, or (C) any merger, reorganization, consolidation or recapitalization or other similar transaction involving the Company or any of its Significant Subsidiaries, or (ii) discuss or disclose any non-public information pertaining to the Company or any of its Significant Subsidiaries with or to any Person in connection with the foregoing, except, in the cases of clauses (i) and (ii), to the extent (but only to the extent) required by applicable Law or fiduciary duties of the directors of the Company, in each case based upon the formal advice of independent English or U.S. counsel to the Company. The Company will notify the Subscribers within 48 hours of any overture received from any other Person concerning any such transaction and the terms of any proposal which may be conveyed by any such other Person.

                  SECTION 5.6. Availability of Shares. From and after the Closing Date, the Company shall:

                  (a) at all times have sufficient authorized Share Capital available for allotment and issue (i) to permit the issuance of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares and (ii) to permit the conversion of all Participating Shares issued from time to time into Ordinary Shares in accordance with the terms of the Participating Shares.

                  (b) issue and cause the transfer agent to deliver such Ordinary Shares as required upon conversion of the Participating Shares and take all actions necessary to ensure that all such Ordinary Shares shall, when issued and paid for pursuant to the conversion of the Participating Shares, be duly and validly issued, fully paid and nonassessable; and

                  (c) cause the issuance of, and cause the ADR depositary to deliver, ADSs representing such Ordinary Shares as required upon conversion of the Participating Shares, and take all actions necessary to ensure that, to the knowledge of the Company, all such ADSs shall, when issued, be duly and validly issued and shall be entitled to the benefits specified in the corresponding ADRs and in the deposit agreement relating to such ADSs; and

                  (d) if any Ordinary Shares to be issued on conversion of Participating Shares, or ADSs representing such Ordinary Shares, require registration with or approval of any governmental authority under any U.S. federal or state, English or other non-U.S. law before such shares may be validly issued or delivered upon conversion, then in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be. If, and so long as, any Ordinary Shares into which the Participating Shares are then convertible, or ADSs representing such Ordinary Shares, are listed or quoted on any securities exchange or market, the Company shall, if permitted by the rules of such securities exchange or market, list and keep listed or quoted on such securities exchange or market, upon official notice of issuance, all such shares issuable upon conversion.

                  SECTION 5.7. Other Businesses. Neither the terms of this Agreement nor the ownership of any Participating Shares or Ordinary Shares shall restrict any of the Subscribers or their Affiliates from engaging in or owning an interest in any business that is competitive with the business of the Company or any of its Subsidiaries.

                  SECTION 5.8. Credit Agreement, etc. (a) Prior to the Closing, the Company shall use its best efforts to cause the Credit Agreement, the TROL Financing Agreements and the GE Capital Lease Financing Agreements to be amended by amendments, which shall be in substance substantially on the terms attached hereto as Exhibits E-1, E-2 and E-3, respectively (modified, in the case of Exhibit E-1, by Exhibit E-4).

                  (b) The Company shall use its best efforts to obtain a financing commitment from one or more major banks or financial institutions with respect to the refinancing of the substantial portion of its outstanding Indebtedness.

                  (c) Prior to the Closing, the Company shall use its best efforts (i) to cause its independent auditors to determine, pursuant to Section 1204(b)(3) of the Convertible Subordinated Notes Indenture with respect to the Convertible Subordinated Notes that no anti-dilution adjustment is required in respect of the conversion price of the Convertible Subordinated Notes pursuant to such Section 1204(b)(3) as a result of the issue and allotment of the Participating Shares in accordance with this Agreement or, alternatively, (ii) to obtain on commercially reasonable terms an amendment to, or waiver of, the provisions of Section 1204(b) to permit the issue and allotment of the Participating Shares in accordance with this Agreement.

                  SECTION 5.9. Use of Proceeds. The Company shall use all or substantially all of the proceeds from the Subscription Price for the repayment of indebtedness of the Company and its Subsidiaries under the Credit Agreement.

                  SECTION 5.10. Shareholder Approvals, etc. The Company shall, promptly after the date hereof, duly issue a notice convening, and convene, an extraordinary general meeting of its shareholders for the purpose of passing the Shareholders Resolutions. In connection with such meeting, the Company shall use its best efforts (a) to file and have cleared by the SEC and the London Stock Exchange and thereafter to mail to its shareholders and to holders of ADSs as promptly as practicable all necessary and desirable notices, proxy materials and circulars for such meeting and (b) to obtain the necessary approval by its shareholders of the foregoing and in accordance with applicable Law (including, without limitation, recommendation to its shareholders that the Shareholders Resolutions be passed). The Company shall not file, mail or otherwise distribute any such notices, proxy materials or circulars or any associated documents and shall not make or otherwise agree to any amendments to the Shareholders Resolutions, the Articles Amendments or any notice, proxy materials or circular, in each case without the prior approval by the Subscribers and their U.S. and English counsel of the form and content thereof (which approval shall not be unreasonably withheld). The preceding two sentences of this Section 5.10 shall not require the Company or its directors to take, or fail to take, any action to the extent (but only to the extent) not permitted by applicable Law or fiduciary duties of the directors of the Company, in each case based upon the formal advice of independent English or U.S. counsel to the Company.

                  SECTION 5.11. Legend on Certificates for Participating Shares, etc. (a) So long as applicable, each certificate representing the Participating Shares or the Ordinary Shares or ADSs, as the case may be, shall bear the following legend:

                  "The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act."

                  The Company agrees that, promptly upon the request of the Subscribers or any transferee, it will remove such legend from the certificates representing Participating Shares or the Ordinary Shares or ADSs, as the case may be, in the event that U.S. counsel for the Subscribers or such transferee determines that the transfer thereof is no longer restricted by the Securities Act and, if reasonably requested by the Company, such U.S. counsel provides a written legal opinion to the foregoing effect.

                  (b) In the event that the Ordinary Shares are deemed to constitute "restricted securities" (within the meaning of Rule 144 under the Securities Act) or cannot otherwise be deposited into the Company's existing ADR program consistent with the Securities Act, the Company shall use its best efforts to establish a separate restricted American depositary receipt program into which such Ordinary Shares may be deposited (or otherwise amend such existing ADR program), in each case to permit such deposit and on terms reasonably satisfactory to the Subscribers.

                  SECTION 5.12. Directors' and Officers' Insurance. Prior to the Closing, the Company shall amend its directors' and officers' liability insurance policy to include the persons designated by the Subscribers to serve on the Company's Board of Directors as named insureds and to provide for minimum annual coverage not less than in the amount of such policy on the date hereof.

                  SECTION 5.13. Operating Company. So long as the Subscribers retain their investment in the Participating Shares, the Company shall constitute an "operating company" within the meaning of 29 CFR ss. 2510.3-101(c).


                                   ARTICLE VI

                             CONDITIONS TO CLOSING

                  SECTION 6.1. Conditions to Obligations of the Subscribers. The obligations of each of the Subscribers to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (provided, that any such condition may, to the extent permitted by applicable law, be waived with respect to any Subscriber by such Subscriber in its sole discretion):

                  (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and the Company shall have performed in all material respects all agreements, obligations and covenants required hereby to be performed and complied with by it prior to or on the Closing Date. The Subscribers shall have received a certificate from the Company signed by its chief executive officer with respect to the matters described in this Section 6.1(a) in the form attached hereto as Exhibit C.

                  (ii) Notwithstanding Section 6.1(a)(i) hereof, the Subscribers shall not deem a breach or violation of the representation and warranty set forth in Section 3.10(a) hereof at or prior to Closing to constitute a basis for determining not to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement except in their reasonable judgment (after consultation with the Company).

                  (b) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the transactions contemplated by this Agreement and the Registration Rights Agreement.

                  (c) No Order. There shall not be in effect any Law or Governmental Order directing that the transactions contemplated by this Agreement and the Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

                  (d) Articles Amendments. The Shareholders Resolutions shall have been duly passed, and the Articles Amendments shall have become effective. The Company shall have delivered to the Subscribers copies of the Articles Amendments and the Shareholders Resolutions (certified by the Corporate Secretary of the Company), which shall be substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively, in each case subject to amendment in accordance with this Agreement.

                  (e) HSR Act. Any applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement shall have expired or been terminated.

                  (f) Credit Agreement, etc. (i) The Credit Agreement, the TROL Financing Agreements and the GE Capital Lease Financing Agreements shall have been amended as set forth in Section 5.8(a).

                  (ii) The Company shall have obtained the financing commitment as set forth in Section 5.8(b). The Company shall have delivered to the Subscribers copies of such financing commitment, which shall be in form and substance reasonably satisfactory to the Subscribers.

                  (iii) The actions described in Section 5.8(c) with respect to the Convertible Subordinated Notes shall have been taken, and the Company shall have delivered to the

Subscribers a copy of the determination of the Company's independent auditors to the effect set forth in Section 5.8(c) or, alternatively, the amendment to, or waiver from, Section 1204(b) of the Convertible Subordinated Note Indenture contemplated by Section 5.8(c), in each case in form and substance reasonably satisfactory to the Subscribers.

                  (g) Other Approvals and Consents. In addition to those specified in Sections 6.1(d), 6.1(e) and 6.1(f), any Governmental Approvals and Non-Governmental Approvals (including under any Material Contract) necessary to permit the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall have been obtained (except where, in the case of any such Non-Governmental Approvals, the failure to obtain any such Non-Governmental Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect), and all of such Governmental Approvals and Non-Governmental Approvals shall be in form and substance reasonably satisfactory to the Subscribers.

                  (h) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

                  (i) Legal Opinions. (i)The Company shall have caused to be delivered to the Subscribers a legal opinion, addressed to the Subscribers, of Clifford Chance, English legal advisors to the Company (or another internationally recognized firm of English legal advisors satisfactory to the Subscribers), in form and substance reasonably satisfactory to the Subscribers and confirming the validity and binding effect of this Agreement, the Registration Rights Agreement and the Participating Shares and such other matters relating to the transactions contemplated hereby and thereby as requested by the Subscribers.

                  (ii) The Company shall have caused to be delivered to the Subscribers legal opinions, addressed to the Subscribers, of (i) Altheimer & Gray, U.S. counsel to the Company, and (ii) David Berg, Esq., General Counsel to the Company, in the forms attached hereto as Exhibits D-1 and D-2 respectively, with such modifications, if any, as may be in form and substance reasonably satisfactory to the Subscribers.

                  (j) Other Closing Documents. The Company shall have delivered to the Subscribers such other closing certificates and documents as reasonably requested by the Subscribers, including without limitation good standing certificates and certificates of the Corporate Secretary of the Company annexing resolutions, incumbency, signature and other exhibits.

                  (k) Appointment of Directors. The size of the Board of Directors of the Company shall have been increased by two directorships, and two designees of the Subscribers shall have been duly elected to the Board of Directors as contemplated by the terms of the Participating Shares.

                  (l) Directors' and Officers' Insurance. The Company's directors' and officers' liability insurance policy shall have been amended as contemplated by Section 5.12.

                  (m) No Material Adverse Change in Financial Markets and Other Conditions. Subsequent to the date hereof, there shall not have occurred, in the reasonable judgment of the Subscribers (after consultation with the Company), any material adverse change in the financial, banking or capital markets in the United States or the United Kingdom which would materially and adversely affect the Subscribers' investment in Participating Shares.

                  (n) Significant Decrease in Market Value of Ordinary Shares. In the event that the Market Value for the Ordinary Shares as determined at the close of business (New York City time) three Business Days immediately preceding the Closing Date shall have decreased to below U.S.$2.25 per Ordinary Share (for the avoidance of doubt, after taking into account the then prevailing ratio of Ordinary Shares per ADS), the Subscribers shall have advised the Company in writing not later than the close of business (New York City time) on the Business Day immediately preceding the Closing Date that they have, in their sole discretion, elected to proceed with the Closing or, alternatively, agreed (or are willing to agree) to a downward adjustment of the Conversion Price in accordance with Section 2.3.

                  SECTION 6.2. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (provided that any such condition may, to the extent permitted by applicable law, be waived with respect to the Company by the Company in its sole discretion):

                  (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Subscribers contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Subscribers contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and the Subscribers shall have performed in all material respects all agreements, obligations, covenants and conditions required hereby to be performed and complied with by it prior to or on the Closing Date. The Company shall have received a certificate from each of the Subscribers signed by a general partner thereof with respect to the matters described in this Section 6.2(a) in the form attached hereto as Exhibit E.

                  (b) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the transactions contemplated by this Agreement and the Registration Rights Agreement.

                  (c) No Order. There shall not be in effect any Law or Governmental Order directing that the transactions contemplated by this Agreement and the Registration Rights Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

                  (d) Articles Amendments. The Shareholders Resolutions shall have been duly passed, and the Articles Amendments shall have become effective. The Articles Amendments and the Shareholders Resolutions shall be substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively, in each case subject to amendment in accordance with this Agreement.

                  (e) HSR Act. Any applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement shall have expired or been terminated.

                  (f) Credit Agreement, etc. (i) The Credit Agreement, the TROL Financing Agreements and the GE Capital Lease Financing Agreements shall have been amended as set forth in Section 5.8(a).

                  (ii) The Company shall have obtained the financing commitment as set forth in Section 5.8(b), which shall be in form and substance reasonably satisfactory to the Company.

                  (iii) The actions set forth in Section 5.8(c) with respect to the Convertible Subordinated Notes shall have been taken, and the Company shall have obtained the determination of the Company's independent auditors to the effect set forth in Section 5.8(c) or, alternately, the amendment to, or waiver of, Section 1204(b) of the Convertible Subordinated Note Indenture contemplated by Section 5.8(c).

                  (g) Other Approvals and Consents. In addition to that specified in Sections 6.2(d), 6.2(e) and 6.2(f), any Governmental Approvals and Non-Governmental Approvals necessary to permit the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall have been obtained (except where, in the case of any such Non-Governmental Approvals, the failure to obtain any such Non-Governmental Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect), and the terms and conditions of such Governmental Approvals and Non-Governmental Approvals so obtained would not reasonably be expected to cause the Company to suffer a Material Adverse Effect. Notwithstanding the preceding sentence, the condition set forth in this
Section 6.1(g) shall not be available to the Company to excuse its failure to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement in the event of any wilful misconduct, gross negligence, negligence or any other fault or responsibility whatsoever on the part of the Company or any of its Subsidiaries or Affiliates.

                                                                              40
                  (h) Registration Rights Agreement. The Subscribers shall have executed and delivered the Registration Rights Agreement.

                  (i) Significant Decrease in Market Value of Ordinary Shares. In the event that the Market Value for the Ordinary Shares as determined at the close of business (New York City time) three Business Days immediately preceding the Closing Date shall have decreased to below U.S.$2.25 per Ordinary Share
(for the avoidance of doubt, after taking into account the then prevailing ratio of Ordinary Shares per ADS), the Company shall have advised the Subscribers in writing not later than the close of business (New York City time) on the Business Day immediately preceding the Closing Date that it has, in its sole discretion, elected to proceed with the Closing or, alternatively, agreed (or are willing to agree) to a downward adjustment of the Conversion Price in accordance with Section 2.3.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION

                  SECTION 7.1. Survival of Representations and Warranties. (a)
(i) The representations and warranties contained in the first sentence of
Section 3.1, Section 3.2, Section 3.3(c) and the last paragraph of Section 3.3(a) shall survive indefinitely.

                  (ii) All other representations and warranties contained in this Agreement shall survive until the eighteen month anniversary of the Closing Date, with the exception of Sections 3.12, 3.17, and 3.18, which shall survive until the later of (A) the second anniversary of the Closing Date and
(B) three months after the expiration of the applicable statute of limitations with respect to the subject matter thereof.

                  (b) The representations and warranties contained in this Agreement, and the rights and remedies that may be exercised by any Person seeking indemnification hereunder (except as expressly set forth in Section 7.4), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth by the Company on any Schedule hereto shall be deemed to be a part of (and, to the extent applicable, modify) the corresponding representation and warranty made by the Company in this Agreement.

                  SECTION 7.2. Indemnification. (a) From and after the Closing Date and subject to the provisions of this Article VII, the Company shall defend, indemnify and hold harmless the Subscribers and their respective Affiliates and each director, officer, member, partner, employee and agent of such Persons against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages"), arising out of, resulting from or relating to:

                  (i) the breach of any representation or warranty contained in
         Article III, or any certificate delivered by the Company pursuant hereto; and

                  (ii) the breach by the Company of any covenant or agreement contained in this Agreement, or any certificate delivered by the Company pursuant hereto.

                  (b) From and after the Closing Date and subject to the provisions of this Article VII, each Subscriber shall, severally and not jointly, defend, indemnify and hold harmless the Company and its Affiliates and each director and officer of such Persons against any Damages arising out of, resulting from or relating to:

                         (i) the breach by such Subscriber of any representation or warranty contained in Article IV, or any certificate delivered by the Subscribers pursuant hereto; and

                        (ii) the breach by such Subscriber of any covenant or agreement (whether to be performed prior to or after Closing) contained in this Agreement, or any certificate delivered by the Subscribers pursuant hereto.

                  (c) The term "Damages" as used in this Article VII is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article VIII, but includes Damages incurred or sustained by any such Person in the absence of third party claims.

                  SECTION 7.3. Indemnification Amounts. (a) No Indemnitor (as defined below) shall have liability under Section 7.2(a)(i) or 7.2(b)(i), as the case may be, until the aggregate amount of Damages theretofore incurred by one or more Indemnitees (as defined below) in respect of such Indemnitor, as the case may be, exceeds U.S.$2,000,000 in the aggregate (the "Deductible"), in which case the Indemnitees in respect of such Indemnitor shall be entitled to Damages in an aggregate amount up to (but not in excess of): (i) in the event that the Company is the Indemnitor, the Subscription Price, and (ii) in the event that any Subscriber is the Indemnitor, an amount equal to the product of
(A) U.S. $1,000,000 and (B) the quotient obtained by dividing the number of Participating Shares purchased by such Subscribers by the total number of Participating Shares purchased by all of the Subscribers; provided, however, that the Indemnitor shall be liable only for the amount by which all Damages of the Indemnitees in respect of such Indemnitor exceed the Deductible; and provided, further, that no individual claim for payment of Damages may be made under Section 7.2(a)(i) or (b)(i) unless such claim (or the aggregate amount of related claims) is in an amount of U.S. $75,000 or greater.

                  (b) The limitations on the indemnification obligations set forth in this Section 7.3 shall apply only to Section 7.2(a)(i) or 7.2(b)(i) and not to any other covenants or agreements of the parties in this Agreement. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties made in Sections 3.3(c) and the last sentence of 3.3(a).

                  (c) Notwithstanding anything to the contrary set forth herein, no limitation on the indemnification obligations set forth in this
Section 7.3 shall apply to any breach of a representation or warranty made as of the date hereof if such representation or warranty was made with knowledge by the party making such representation or warranty that it (i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading. Solely for purposes of calculating the amount of Damages incurred arising out of or relating to any breach or representation or warranty (and not for purposes of determining whether or not a breach has occurred), the references to "Material Adverse Effect" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts, shall be disregarded.

                  SECTION 7.4. Additional Limitations. The Indemnitees shall not be entitled to recover Damages against or from the Indemnitor in respect of such Indemnitees under Section 7.2(a)(i) or 7.2(a)(ii) or 7.2(b)(i) or 7.2(b)(ii), as the case may be, in the following circumstances: (a) in case the Indemnitor is the Company, with respect to any breach of any particular representation, warranty, covenant or agreement, if at or prior to the Closing any Subscriber had knowledge of such breach of such representation, warranty or covenant or agreement and nonetheless proceeded to consummate the transactions contemplated by this Agreement; or (b) with respect to consequential damages, including, without limitation, damages regarding lost profits, or punitive damages incurred or sustained by such Indemnitees, provided, however, that this
Section 7.4(b) shall not limit in any way the right of any Indemnitee to recover such consequential or punitive damages paid or required to be paid by such Indemnitee in respect of third party claims or otherwise.

                  SECTION 7.5. Indemnification Procedures. (a) In the event that any Person shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such Person (the "Indemnitee") may assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor"), stating the amount of Damages, if known, and the nature and basis of such claim. In the case of Damages arising or which may arise by reason of any third-party claim, promptly after receipt by an Indemnitee of written notice of the assertion of any claim or the commencement of any action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any such action is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 20 days after receipt of the Notice. If the Indemnitor shall assume the defense of such action, it shall not settle such action without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided that an Indemnitee shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release of the Indemnitee from all liability with respect to such action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnitee other than financial obligations for which such Indemnitee will be indemnified hereunder. As long as the Indemnitor is contesting any such action in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such action (and the Indemnitee may not pay or settle any such claim prior to providing notice to the Indemnitor and an opportunity to assume the defense of such action as contemplated hereby). Notwithstanding the assumption by the Indemnitor of the defense of any action as provided in this Section 7.5, the Indemnitee shall be permitted to participate in the defense of such action and to employ counsel at its own expense; provided, however, that if (i) the defendants in any action shall include both an Indemnitor and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a potential conflict of interest because of the availability of different or additional defenses to such Indemnitee or (ii) the Indemnitor has not employed counsel reasonably satisfactory to such Indemnitee, such Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnitor.

                  (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such action within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such action, then the Indemnitee may assume the defense of any such action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the Indemnitor shall be bound by any final, non-appealable determination made in such action; provided, however, that the Indemnitee shall not be permitted to settle such action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor shall be permitted to join in the defense of such action and to employ counsel at its own expense.

                  (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Damages for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

                  (d) In the event of any dispute between the parties regarding the applicability of the indemnification provisions of this Agreement, the prevailing party shall be entitled to recover all Damages incurred by such party arising out of, resulting from or relating to such dispute.

                  SECTION 7.6. Non-Exclusive Remedy. The indemnification remedies provided in this Article VII shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article VII shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other contract, under any law or otherwise).

                  SECTION 7.7. Certain Limitations. The indemnification obligations of the parties hereto for any breach of a representation and warranty described in Article III or IV of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 7.1 of this Agreement, and thereafter all such claims with respect to representations and warranties of the parties hereto under this Agreement shall be extinguished; provided, however, that such indemnification obligation shall not be extinguished (and an indemnification claim in respect thereof shall not be barred) in the event of Damages incurred as a result of an investigation, review, suit, claim or action that was instituted or begun prior to the expiration of the survival period set forth in Section 7.1. so long as notice of a possible indemnification claim was provided by the Indemnitee to the Indemnitor within such period.


                                  ARTICLE VIII

                                  TERMINATION

                  SECTION 8.1. Termination. (a) This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing:

                           (i) by the Company on the one hand, or the Subscribers on the other hand, in the event of a breach or default by the other party of or in any representation, warranty, covenant or agreement of such other party contained in this Agreement, which breach or default (A) would permit the non-breaching or non-defaulting party to elect not to consummate the transactions contemplated by this Agreement pursuant to Article VI of this Agreement, and (B) either cannot by its terms be cured or has not been cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

                           (ii) by the Company or any Subscriber if the Closing shall not have occurred on or prior to 120 days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                           (iii) by the Company or any Subscriber in the event that any Governmental Authority whose consent is necessary for the consummation of the transactions contemplated by this Agreement shall have issued a final, non-appealable Government Order or taken any other final, non-appealable action restraining, enjoining, denying approval of or otherwise prohibiting the transactions contemplated by this Agreement and the Registration Rights Agreement; or

                           (iv) by the mutual written consent of the Company and each Subscriber.

                  (b) Upon termination of this Agreement pursuant to Section 8.1(a), this Agreement and the Registration Rights Agreement shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement and the Registration Rights Agreement, except for the obligations set forth in Articles VII and IX hereof. Notwithstanding the preceding sentence of this Section 8.1(b) or any other provision of this Agreement to the contrary, nothing contained in this Agreement (including, without limitation, this Section 8.1) shall relieve (i) any party from any liability for the breach or violation of any of the representations, warranties, covenants and agreements set forth in this Agreement or (ii) the Company from its obligations set forth in Section 9.1. The provisions of Articles VII and IX shall survive any termination of this Agreement pursuant to
Section 8.1(a).


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.1. Termination Fee (a) As a condition and inducement to the Subscribers' willingness to enter into this Agreement, if the issue and allotment of the Participating Shares is not consummated hereunder, the Company will pay, upon demand (within three Business Days), to the Subscribers a termination fee of U.S.$2,000,000 by wire transfer of immediately available funds to a bank account or accounts designated by the Subscribers; provided, however, that the Subscribers shall not be entitled to such termination fee if the issue and allotment of the Participating Shares is not consummated hereunder for:

                  (i)  any reason set forth in Section 6.1(a)(ii) or 6.1(m);

                  (ii) any reason set forth in Section 6.1(b), 6.1(c), 6.1(e), 6.1(g), 6.2(b), 6.2(c), 6.2(e) or 6.2(g) (but only in the absence of any wilful misconduct, gross negligence, negligence or any other fault or responsibility whatsoever on the part of the Company or any of its Subsidiaries or Affiliates);

                  (iii) any reason set forth in Section 6.1(f)(ii) (but only in the event that the Subscribers determine that the financing commitment referred to therein is not reasonably satisfactory to them);

                  (iv)  any reason set forth in Section 6.1(n); or

                  (v) any default by the Subscribers in the performance of their obligations under this Agreement.

                  (b) The termination fee provided for in Section 9.1(a) shall constitute the sole remedy of the Subscribers against the Company if the issue and allotment of the Participating Shares is not consummated because of any reason not involving wilful misconduct, gross negligence, negligence or any other fault or responsibility whatsoever on the part of the

Company or any of its Subsidiaries or Affiliates. The preceding sentence of this Section 9.1(b) shall, however, not apply in the event (i) of any wilful misconduct, gross negligence, negligence or any other fault or responsibility whatsoever on the part of the Company or any of its Subsidiaries or Affiliates or (ii) that the Company fails to pay such termination fee demand (within three Business Days), in which case the Subscribers shall be entitled to exercise any and all rights and remedies against the Company (whether under this Agreement, under any other contract, under any law or otherwise).

                  SECTION 9.2. Notices. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.

                  (a)  if to the Subscribers:

                           c/o The Cypress Group LLC
                           65 East 55th Street
                           New York, New York 10022
                           Fax: (212) 705-0199
                           Attention: James L. Singleton

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Fax:  (212) 455-2502
                           Attention:  Glenn M. Reiter, Esq.

                  (b)  if to the Company:

                           Danka Business Systems PLC
                           107 Hammersmith Road
                           London W14 OQH, England
                           Fax: (011-44-171) 603-8448
                           Attention: Corporate Secretary

                           with copies to:

                           Danka Holding Company
                           11201 Danka Circle North
                           St. Petersburg, Florida 33716
                           Fax: (727) 579-2880
                           Attention:  General Counsel

                           Altheimer & Gray
                           10 South Wacker Drive
                           Chicago, IL  60606
                           Fax: (312) 715-4800
                           Attention:   Richard F. Levy, Esq.
                                        Peter H. Lieberman, Esq.
                                        John E. Lowe, Esq.

                  SECTION 9.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  SECTION 9.5. Entire Agreement; No Third Party Beneficiaries.
(a) This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Except for the provisions of Article VII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.6. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any Litigation in any court or before any Governmental Authority arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  SECTION 9.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that the Subscribers may, without the consent of any of the other parties to this Agreement, (i) assign its rights and obligations hereunder to any of its Affiliates (provided, that no such assignment shall relieve the Subscribers of their responsibility for the performance of their obligations hereunder and provided, further, that no such assignment shall result in any increase (other than an incidental increase) in VAT or similar taxes or other meaningful costs payable by the Company in connection with the issue and allotment of the Participating Shares at the Closing hereunder or any delay (other than an incidental delay) in the consummation of the issue and allotment of the Participating Shares at the Closing hereunder) and (ii) subject to compliance with the terms of the legend set forth in Section 5.11, transfer any or all of the Participating Shares to one or more other Persons (which Persons shall be entitled to the benefits, but not subject to the obligations, of Article VII in accordance with its terms). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.9. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.10. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.

                  SECTION 9.11. Judgment Currency. The Company agrees that, if a judgment or order given or made by any court for the payment of any amount due to the Subscribers hereunder is expressed in currency (the "judgment currency") other than the currency (the "denomination currency") in which such amount is payable, it shall indemnify the Subscribers against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgement or order and the date of actual payment thereof. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of any amounts so due in respect hereof under any such judgment or order.

                  SECTION 9.12. Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable laws or regulations (including, without limitation, regulations of the SEC, the Listing Rules and the Companies Acts), no press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have agreed in advance with respect thereto (it being recognized that the parties hereto shall issue a joint press release satisfactory to such parties in connection with execution and delivery of this Agreement and that the Company shall file with the SEC a Current Report on Form 8-K containing such press release and annexing this Agreement (other than the Schedules and Exhibits A-2, C, D-1, D-2, D-3 and F hereto)).

                           IN WITNESS WHEREOF, each of the undersigned has
caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             DANKA BUSINESS SYSTEMS PLC



                                             By:
                                                ------------------------
                                              Name:
                                              Title:




                    [Signatures continue on following page]

                                    CYPRESS MERCHANT BANKING
                                    PARTNERS II L.P.

                                             By: Cypress Associates II LLC, its
                                             General Partner



                                             By:
                                                ------------------------
                                              Name:
                                              Title:


                                    CYPRESS MERCHANT BANKING II C.V.

                                             By: Cypress Associates II LLC, its
                                             Managing General Partner



                                             By:
                                                ------------------------
                                              Name:
                                              Title:

                                    55TH STREET PARTNERS II L.P.

                                             By:      Cypress Associates II LLC,
                                                      its General Partner



                                             By:
                                                ------------------------
                                              Name:
                                              Title:

                                                                    SCHEDULE 2.2



                       PURCHASERS OF PARTICIPATING SHARES



                                                                                     Number of Participating
                                                                                     Shares to be Purchased
                                                                                     -----------------------

Cypress Merchant Banking Partners II LLP                                                      190,080

Cypress Merchant Banking II C.V.                                                                8,080

55th Street Partners II L.P.                                                                    1,840

                                                                                              -------
                                                                                              200,000
                                                                                              =======